UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2007
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 15, 2007, Hansen Medical, Inc. (“Hansen”) completed its previously announced acquisition of AorTx, Inc. (“AorTx”) pursuant to an Agreement and Plan of Merger and Reorganization, dated November 1, 2007 (the “Merger Agreement”) that Hansen entered into with AorTx, Redwood Merger Subsidiary, Inc. and Second Merger Subsidiary, Inc., both wholly-owned subsidiaries of Hansen, and David Forster and Louis Cannon, stockholders of AorTx, as stockholders’ representatives.
     As a result of the Merger, Hansen acquired all of the outstanding equity interests of AorTx, a privately-held company. Pursuant to the terms of the Merger Agreement, at the closing of the acquisition, Hansen issued 140,048 shares of its common stock and paid approximately $4.5 million in cash. Also at the closing, Hansen paid or cancelled approximately $1.0 million of AorTx liabilities. The Merger Agreement also provides for possible milestone payments of up to $30.0 million upon achievement of regulatory clearances and revenue and partnering milestones. Milestone payments will be made half in cash and half in Hansen common stock. The number of shares of Hansen common stock issued and issuable under the Merger Agreement was and will be based on the average closing price per share of Hansen common stock for the twenty trading days up to and including the trading day that is two trading days immediately preceding (but not including) each payment date.
     Pursuant to the Merger Agreement, $1.0 million of the cash paid at closing will be held in escrow for 18 months to satisfy indemnification claims. Also, up to 50% of milestone payments not yet made may be setoff against indemnification claims not satisfied by the escrow funds.
     At the closing of the Merger, Hansen entered into a registration rights agreement (the “Registration Rights Agreement”) with the former stockholders of AorTx pursuant to which Hansen has agreed to file resale registration statements covering the Hansen common stock issued in connection with the Merger.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Registration Rights Agreement, copies of which are field as exhibits 2.1 and 4.1, respectively, to this current report on Form 8-K and the information contained therein is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The issuance of the Hansen common stock pursuant to the Merger Agreement is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.
     Item 2.01 of this current report on Form 8-K contains a more detailed description of the issuance of shares pursuant to the Merger Agreement, and is incorporated into this Item 3.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.
The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.
2.1	Agreement and Plan of Merger and Reorganization, dated November 1, 2007, by and among Hansen Medical, Inc., AorTx, Inc., Redwood Merger Subsidiary, Inc., Redwood Second Merger Subsidiary, Inc., and David Forster and Louis Cannon, as Stockholders’ Representatives.*
4.1	Registration Rights Agreement, dated November 15, 2007, by and among Hansen Medical, Inc. and the Investors listed therein.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hansen hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: November 16, 2007	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer